Exhibit (h)(5)

AMENDED SCHEDULE A

TO THE MASTER SERVICES AGREEMENT

between

BISYS FUND SERVICES OHIO, INC. and

STEWARD FUNDS, INC. (f/k/a capstone christian values fund, inc.)

As of February 23, 2006

Funds

STEWARD LARGE CAP EQUITY INDEX FUND

STEWARD DOMESTIC ALL-CAP EQUITY FUND

STEWARD SELECT BOND FUND

STEWARD MULTI-MANAGER EQUITY FUND

STEWARD INTERNATIONAL EQUITY FUND

STEWARD SHORT-TERM SELECT BOND FUND

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

STEWARD FUNDS, INC.

By: _____________________________

Name___________________________

Title:_____________________________

BISYS FUND SERVICES OHIO, INC.

By: _____________________________

Name: __________________________

Title: ____________________________